Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated October 27, 2020, with respect to the financial statements and financial highlights of BMO Dividend Income Fund, BMO Large-Cap Value Fund, BMO Low Volatility Equity Fund, BMO Large-Cap Growth Fund, BMO Small-Cap Growth Fund, BMO Pyrford International Stock Fund, and BMO Ultra Short Tax-Free Fund, each a series of BMO Funds, Inc., as of August 31, 2020, incorporated herein by reference in this Registration Statement on Form N-14 (the Registration Statement), and to the reference to our firm under the heading “Independent Registered Public Accounting Firm” in the Statement of Additional Information and under the headings “Financial Highlights” in the Prospectus and “Information About The Funds’ Service Providers – Independent Registered Public Accounting Firm” in the Statement of Additional Information in the Registration Statement on Form N-1A (File No. 811-58433), incorporated herein by reference into this Registration Statement.

/s/ KPMG LLP

Columbus, Ohio

October 6, 2021